Exhibit 10.4

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into as of June 13, 2025, (the “Effective Date”) by and between Jones Soda Co., a company incorporated under the laws of Washington (“Jones”) and each of its subsidiaries, (collectively referred to as the “Company”) and Gabe Carimi (“Executive”). The Company and Executive are sometimes collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Company and Executive were previously parties to an Employment Offer letter dated February 27, 2024 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to mutually terminate the Employment Agreement as of the Effective Date subject to the terms and conditions detailed in this Agreement:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed and covenanted by and among the Parties to this Agreement as follows:

1. Recitals. The recitals stated above are true and correct and are incorporated herein, in their entirety, by this reference.

2. Separation Terms and Conditions. The Parties have reached the following agreement:

a.	Jones Shares.

i.	Jones shall grant Executive non-qualified stock options to purchase 166,666 shares of common stock of Jones (the “Options”) pursuant to Jones’s standard option award agreement and the terms and conditions of Jones’s current Omnibus Equity Incentive Plan (the “Plan”). The Options will be fully vested upon issuance and delivery.

ii.	No order preventing, ceasing or suspending trading in any securities of Jones or prohibiting the issue and sale of securities by Jones has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of Jones, are pending, contemplated or threatened.

iii.	Executive acknowledges that no representation has been made respecting the restrictions with respect to trading and the applicable resale restrictions for Jones securities and is aware of the risks and other characteristics of the Jones securities and of the fact that Executive may not resell the Jones Shares except in accordance with applicable securities legislation and regulatory policies.

b.	Paid Time Off (PTO). Executive will paid for accrued and unused PTO required by applicable law in the last payroll payment.

3. General Mutual Release. Effective upon the execution of this Agreement, and subject to the issuance of the Options, the Parties hereby release, remise, discharge and acquit each other and their respective current and former predecessors, principals, shareholders, members, directors, officers, employees, managers, attorneys, employees, successors, beneficiaries and assigns, from any and all claims, contracts, defenses, duties, obligations, liabilities, requests for relief, actions of any kind, causes of action, suits, controversies, demands, damages (including punitive and exemplary damages), costs, penalties, claims of attorneys’ fees, bad faith and expenses, contributions and indemnities whatsoever, in law or in equity, including but not limited to those that relate to or arise from the services of Executive, the Employment Agreement, and/or the relationship of employee and Company and the relationship of the Parties, their positions or employment, which they have had, now have, or ever may have, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, from the beginning of time through the date of this Agreement, other than the obligations set forth in this Agreement. Said claims include, but are not limited to: (1) employment discrimination (including claims of sex discrimination and/or sexual harassment) and retaliation under Title VII (42 U.S.C.A. 2000e etc.) and under 42 U.S.C.A. section 1981 and section 1983, age discrimination under the Age Discrimination in Employment Act (29 U.S.C.A. sections 621-634) as amended, and/or any other relevant state statutes or municipal ordinances; (2) disputed wages; (3) wrongful discharge/dismissal and/or breach of any alleged employment contract including claims for notice of termination, pay in lieu of notice of termination, constructive dismissal, mental distress, severance pay, bonus, stock options, RSUs, PSUs, equity, overtime pay, incentive compensation, pension, RRSP, interest, vacation pay; (4) any claims under applicable human rights, workers’ compensation, employment standards, employment or labor legislation; and (5) claims based on any tort, such as invasion of privacy, defamation, fraud and infliction of emotional distress. In particular, without limiting the generality of the foregoing, Executive agrees that Executive will not file any complaint for termination pay, overtime or vacation pay or make any other claims. Executive further acknowledges that Executive has received all payments and amounts owing under applicable law and that payments made to Executive herein are in full and final satisfaction of any further entitlements Executive may have pursuant to applicable law. Executive hereby declares that Executive has not suffered any injury arising out of or in the course of Executive’s employment and hereby represents and warrants that Executive has not, as of the date of execution of this release, filed any claim for benefits under any applicable workers’ compensation law.

4. Confidentiality. The Parties agree that this Agreement shall remain strictly confidential to the extent permitted by law. The Parties shall not either directly or indirectly disclose, discuss or communicate to any person, entity or third party, other than with their attorneys or accountant(s) or family member who shall be informed that the terms of the settlement are confidential, including any information whatsoever regarding the existence or terms and provisions of this Agreement. The confidentiality of this Agreement is a material inducement to the Parties entering into this Agreement, and the performance of their obligations hereunder is conditioned on such confidentiality. The Parties shall only be permitted to state that this matter has been resolved to their mutual satisfaction. Notwithstanding the provisions of this Paragraph, this Agreement may be admissible and subject to disclosure for the purpose of enforcing this Agreement or if compelled by legal process pursuant to subpoena or applicable law.

5. Non-Disparagement. The Parties agree that they will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or its attorneys, representatives, affiliates, directors, officers, employees, employees or agents in connection with the subject matter of this Agreement. For purposes of this paragraph a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, morality, legality, good character, or product quality of the person or entity to whom the communication relates.

6. Miscellaneous.

a.	Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective heirs, legal representatives, successors and assigns.

b.	Non-Admission. This Agreement shall not be in any way construed as an admission by Executive that Executive has acted wrongfully with respect to the Company or his employment. Similarly, this Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Executive or any other person, or that Executive has any rights whatsoever against the Company which are not specifically stated in this Agreement.

c.	Notice. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when delivered, if delivered personally to the intended recipient and (c) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party:

To the Company:
Jones Soda Co.
Attn: Legal Department
1522 Western Avenue
Suite 98101
Seattle, Washington 24150

To Executive:
Gabe Carimi
1951 Thackery Lane
Prosper, TX 75078

Either Party may, by notice given in accordance with this section, specify a new address for notices under this Agreement.

d.	Severability. It is the intention of the Parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law, and that the unenforceability of any provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof.

e.	Further Assurances. The Parties agree to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

f.	Headings. The headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

g.	Governing Law; Jurisdiction; Prevailing Party Fees. This Agreement shall be governed by the laws of the state of Washington and the United States of America applicable therein, and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of competent jurisdiction in and for King County, Washington with respect to any dispute arising out of or in connection with this Agreement and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. The prevailing party is entitled to its reasonable attorneys’ fees and costs incurred in enforcing this Agreement.

h.	Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

i.	Authorship. The Parties agree that this Agreement reflects the joint drafting efforts of all Parties. In the event any dispute, disagreement or controversy arises regarding this Agreement, the Parties shall be considered joint authors, and no provision shall be interpreted against any party because of authorship.

j.	Modifications. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Executive or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of Executive or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them.

k.	Survival. The Parties hereby agree that the provisions of this Agreement, including, without limitation, the representations, warranties, covenants, indemnities, and releases made herein, shall survive the execution of this Agreement and the performance by the Parties of their respective obligations under this Agreement shall be binding on the Parties and upon their heirs, administrators, representatives, executors, successors and assign.

l.	Entire Agreement. This Agreement constitutes the entire integrated agreement between the Parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements, and understandings, both written and oral, between the Parties with respect hereto. Except as explicitly set forth in this Agreement, there are no representations, warranties, or inducements, whether oral, written, expressed or implied, that in any way affect or condition the validity of this Agreement or any of its conditions or terms. Other than the payments set forth herein, the Company shall have no further obligation for additional amounts due and owing to Executive under the Employment Agreement. All prior negotiations, oral or written, are merged in this Agreement.

m.	Acknowledgement. EXECUTIVE ACKNOWLEDGES THAT HE IS NOT BOUND BY ANY AGREEMENT WHICH WOULD PREVENT HIM FROM PERFORMING THE DUTIES AS SET FORTH HEREIN, NOR DOES HE KNOW OF ANY OTHER REASON WHY HE WOULD NOT BE ABLE TO PERFORM HIS DUTIES AS SET FORTH HEREIN. THE PARTIES REPRESENT AND WARRANT THAT EACH AS THE RIGHT, POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT AND TO BECOME A PARTY HERETO AND TO PERFORM ITS OBLIGATIONS HEREUNDER INCLUDING THE GENERAL RELEASE OF ALL CLAIMS. THIS AGREEMENT IS A LEGAL, VALID AND BINDING OBLIGATION OF SUCH PARTY, ENFORCEABLE AGAINST SUCH PARTY IN ACCORDANCE WITH ITS TERMS.

n.	Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OTHERWISE) ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, OR THE PARTIES’ NEGOTIATIONS, ADMINISTRATION OR ENFORCEMENT THEREOF.

{signature page to follow}

SIGNATURE PAGE TO

SEPARATION AGREEMENT AND GENERAL RELEASE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

Jones Soda Co.

By:	/s/ Scott Harvey
Name:	Scott Harvey
Title:	CEO

/s/ Gabe Carimi
Gabe Carimi

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